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                                                                  EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 2 to Form S-4 of BEC Group, Inc. of our report dated March 10, 1997, except as to the first three paragraphs of
Note 2 and Note 17, as to which the date is November 14, 1997, relating to the consolidated financial statements of BEC Group, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Dallas, Texas
January 27, 1998